247MGI Disputes Story Published By BusinessWeek Online and Yahoo!

FT. LAUDERDALE, Fla., Oct. 11, 2007 (PRIME NEWSWIRE) -- 247MGI Inc. (Other OTC:TOFS.PK - News) (``247MGI'') announced today that the company had not consummated a reverse merger with Sports America, Inc., as erroneously reported by Yahoo! Finance and BusinessWeek Online.

Matthew P. Dwyer, President and Chief Executive Officer of 247MGI, stated that ``we have no agreement of any kind to combine with Sports America, Inc. We have never reported the completion of a merger with Sports America and there is absolutely no factual basis for the information published by Yahoo and BusinessWeek Online. Our attempts to contact Yahoo and BusinessWeek Online have been refused and we are unable to determine the source of the inaccurate information.'' The Company also disclosed that it was discussing possible legal action with counsel.

The foregoing press announcement contains forward-looking statements that can be identified by such terminology such as ``believes,'' ``expects,'' ``potential,'' ``plans,'' ``suggests,'' ``may,'' ``should,'' ``could,'' ``intends,'' or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. In particular, management's expectations could be affected by, among other things, uncertainties relating to our success in completing acquisitions, financing our operations, entering into strategic partnerships, engaging management and other matters disclosed by us in our public filings from time to time. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contact:
247MGI Inc.
Matt Dwyer, Chairman and CEO
954-323-2516
mdwyer@247mgi.com